EXHIBIT 32



                            Executive Officers and
                      Members of Conseil d'Administration
                                      of
                                      AXA


               The names of the Members of Conseil d'Administration and the names and titles of the Executive Officers of AXA and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA at 23, avenue Matignon, 75008 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA and each individual is a citizen of the Republic of France.


   Name, Business Address             Present Principal Occupation
   ----------------------             ----------------------------

*Claude Bebear                        Chairman and Chief Executive Officer

*Antoine Bernheim                     Chairman and Chief Executive Officer,
 Piazza Duca Degli Abruzzi 2          Assicurazioni Generali S.p.A. (insurance)
 34132 Trieste, Italy

 Henri de Castries                    Executive Vice President, Financial
                                      Services and Life Insurance Activities
                                      (outside of France)

 Francoise Colloc'h                   Executive Vice President, Human
                                      Resources and Public Relations

*Henri de Clermont-Tonnerre           Chairman, Societe d'Armement et de
 90, rue de Miromesnil                Navigation Charles Schiaffino
 75008 Paris, France                  (transportation)

*David Dautresme                      Partner and Managing Director Lazard
 121, boulevard Haussman              Freres et Cie (investment banking)
 75008 Paris, France

*Jean-Rene Fourtou                    Chairman and Chief Executive Officer,
 25, quai Paul Doumer                 Rhone-Poulenc S.A. (industry)
 92408 Courbevoie, France

*Michel Francois-Poncet               Chairman of the Supervisory Board of
 3, rue d'Autin                       Compagnie Financiere Paribas and Banque
 75002 Paris, France                  Paribas (financial services and banking)

*Patrice Garnier                      Retired

*Gianfranco Gutty (1)                 Director and Executive Officer,
 Piazza Duca Degli Abruzzi 2          Assicurazioni Generali S.p.A. (insurance)
 34132 Trieste, Italy

*Anthony Hamilton (2)                 Group Chairman and Chief Executive
 35 Wilson Street                     Officer, Fox-Pitt, Kelton Group Limited
 London, England EC2M 2SJ             (finance)

*Henri Hottinguer (3)                 Chairman and Chief Executive Officer,
 38, rue de Provence                  Banque Hottinguer (banking)
 75009 Paris, France

*Richard H. Jenrette (4)              Retired
 787 Seventh Avenue
 New York, New York  10019

*Henri Lachmann                       Chairman and Chief Executive Officer,
 56, rue Jean Giraudoux               Strafor Facom (office furniture)
 67000 Strasbourg, France

 Gerard de la Martiniere              Executive Vice President, Corporate
                                      Finance and Administrative Services

*Didier Pineau-Valencienne            Chief Executive Officer, Schneider S.A.
 64-70, avenue Jean Baptiste Clement  (electric equipment)
 92646 Boulogne Cedex, France

 Claude Tendil                        Executive Vice President, Insurance
                                      Activities (in France) and Non-Life and
                                      Composite Insurance Activities (outside of
                                      France)

___________________________
*     Member, Conseil d'Administration
(1)   Citizen of Italy
(2)   Citizen of the United Kingdom
(3)   Citizen of Switzerland
(4)   Citizen of the United States of America